                                                                               .
                                                                               .
                                                                               .
                                                                   EXHIBIT 21.1

                 LIST OF THE COMPANY'S SIGNIFICANT SUBSIDIARIES

                                                                                               NAME UNDER WHICH
NAME                                                    JURISDICTION OF INCORPORATION          SUBSIDIARY DOES BUSINESS
----                                                    -----------------------------          ------------------------

Eastman Office Supplies, Inc.                           Delaware                               Office Depot

The Office Club, Inc.                                   California                             Office Depot

Office Depot of Texas, L.P.                             Delaware                               Office Depot

Office Depot International (UK) Limited                 United Kingdom                         Viking Depot

Viking Office Products, Inc.                            California                             Viking Office Products

Viking Direct BV                                        Netherlands                            Viking Direct

Viking Direct GmbH                                      Germany                                Viking Direct